EXHIBIT 23.2





             CONSENT OF INDEPENDENT ACCOUNTANTS
             -----------------------------------

We consent to the use of our report dated January 25, 2000, except as to note 17, which is as of March 21, 2000, on the consolidated financial statements of Infinity Broadcasting Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the two-year period ended December 31, 1999 which is incorporated by reference in this Form S-8 Registration Statement of Viacom Inc. which is incorporated by reference from Viacom Inc.'s filing on form 8-K dated February 21, 2001.


/s/ KPMG LLP
------------------------------
KPMG LLP

New York, New York
December 20, 2001